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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                November 13, 2006
                                -----------------
                                 Date of Report


                            Paradigm Oil & Gas, Inc.
                            -------------------------

              Nevada               333-103780               33-1037546
         ---------------      ---------------------   ----------------------
         (State or other      (Commission File No.)   (IRS Employer I.D. No.)
          Jurisdiction)

                          734 7th Avenue S.W. Suite 460
                            Calgary, Alberta, T2P 3P8
                           --------------------------
                    (Address of Principal Executive Offices)

                                 (403) 262-4716
                                ----------------
              (Registrant's Telephone Number, including area code)





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Item 5.01  Changes in Control of the Registrant

On November 9th Marc Juliar purchased 3,450,000 shares of common stock of the Company or 9.75% of the common stock. Mr. Juliar purchased the shares for $100 using personal funds from International E-trade Equities.


Item 5.02 Departure of Directors or certain officers: Election of Directors and Appointment of Principal Officers

On November 9th, 2006 Wiktor Musial appointed Marc Juliar to the Board of Directors of the Company. On November 9th, 2006 Wiktor Musial resigned as the President of the Company and was replaced by Marc Juliar.

Mr. Juliar is the Company's President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Mr. Juliar is an independent contractor to the Film, Music Video and T.V. Commercial production business. Mr. Juliar has held many positions in the film and production business. From 2001 until 2002 Mr. Juliar was a student at the University of Toronto. In 2000 Mr. Juliar was employed by the Bellagio Hotel in Las Vegas. Mr. Juliar was a food and beverage manager. Mr. Juliar was an officer and director of Kodiak Energy, Inc. from April 2004 to January 2006. Mr. Juliar is the President and Director of Aamaxan Transport, Inc. Mr. Juliar attended the University of Toronto located in Toronto, Ontario.

(c) Exhibits.

         None


                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Paradigm Oil & Gas, Inc



DATED: November 13, 2006                 /s/ Marc Juliar
       -----------------                 -----------------------
                                         Marc Juliar
                                         President, and Director


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